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                                       5.1
                    LEGAL OPINION OF GARDERE & WYNNE, L.L.P.


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[LETTERHEAD]


November 15, 1999

Interphase Corporation
13800 Senlac
Dallas, Texas  75234

Gentlemen:

We have acted as counsel to Interphase Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of an additional 1,000,000 shares of common stock, no par value, of the Company ("Common Stock"), to be issued or transferred in connection with the exercise of options granted or which may be granted by the Company under the Interphase Corporation Amended and Restated Stock Option Plan (the "Plan").

With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that the 1,000,000 shares of Common Stock of the Company which from time to time may be issued or transferred upon the exercise of options granted under the Plan, in accordance with the appropriate proceedings of the Board of Directors of the Company, when so issued or transferred and sold in accordance with the provisions of the Plan and related agreements, will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

We note that David H. Segrest, a partner of this firm, is a member of the Board of Directors of the Company. In addition, Mr. Segrest beneficially owns 39,400 shares of Common Stock of the Company.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

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November 15, 1999
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                                Very truly yours,

                                GARDERE & WYNNE, L.L.P.

                                By: /s/ David G. McLane
                                   --------------------------
                                   David G. McLane, Partner